UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007

INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21180 (Commission File Number)	77-0034661 (IRS Employer Identification No.)

2700 Coast Avenue, Mountain View, CA (Address of principal executive offices)	94043 (Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 22, 2007, Intuit Inc. (“Intuit”) entered into a Five Year Credit Agreement (the “Credit Agreement”) by and among Intuit, the Lenders parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, and Citicorp USA, Inc., as administrative agent for the Lenders.
     The Credit Agreement provides for a $500 million unsecured credit facility (the “Facility”) that will expire on March 22, 2012. Intuit will use amounts borrowed under the Facility for general corporate purposes or for future acquisitions or expansion of its business. Intuit is not borrowing under the Facility at this time, but may borrow under the Facility from time to time as opportunities and needs arise.
     Loans under the Credit Agreement will bear interest either at: (i) Citibank’s base rate in effect from time to time, or (ii) at the applicable London interbank offered rate plus the applicable margin for such loans, which ranges between 0.180% and 0.575%, based on Intuit’s senior debt credit ratings as published by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. The applicable interest rate will be increased by 0.05% for any period in which the aggregate principal amount of advances and letters of credit under the Facility exceeds $250 million.
     The Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants. Negative covenants include, among others, limitations on incurrence of liens, and limitations on incurrence of indebtedness by Intuit’s subsidiaries. In addition, the Credit Agreement requires that Intuit maintain a ratio of consolidated debt to consolidated annual EBITDA of not greater than 3.25 to 1.00, and a ratio of consolidated annual EBITDA to interest payable of not less than 3.00 to 1.00.
     The Credit Agreement contains customary events of default. Upon the occurrence and during the continuance of an event of default, the Lenders may declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable.
     The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 22, 2007, Intuit entered into the Credit Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

10.1	Five Year Credit Agreement dated as of March 22, 2007, by and among Intuit Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as syndication agent, and Citicorp USA, Inc., as administrative agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUIT INC.
Date: March 22, 2007	By:	/s/ Kiran M. Patel
Kiran M. Patel
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Five Year Credit Agreement dated as of March 22, 2007, by and among Intuit Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as syndication agent, and Citicorp USA, Inc., as administrative agent.